TNI BioTech Announces Results of Annual Shareholders Meeting

Sep 09 2014

ORLANDO, Fla. and DUBLIN, Sept. 9, 2014 /PRNewswire/ -- TNI BioTech, Inc. (OTC-BB: TNIB) ("we" or the "Company"), a biotechnology company pioneering the manufacturing and marketing of innovative therapies for autoimmune diseases in emerging nations, today announced the results of its 2014 annual general meeting of shareholders.

The shareholders of the Company have approved all the matters submitted to them at the Company's 2014 annual general meeting held at 10:00 a.m., Eastern Daylight Time, on Thursday, September 4, 2014. A total of 68,872,388 shares were represented in person or by proxy at the Company's 2014 annual general meeting, representing a quorum of approximately 76.24% of the Company's outstanding shares. During the meeting, the following resolutions were duly passed:

(i) Election of members of the Board of Directors, to serve a term until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii) Ratification of the appointment of Turner Stone & Company LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014;

(iii) Approval of the Company's 2014 Stock Incentive Plan; and

(iv) Approval of the name change of the Company to Immune Therapeutics, Inc.

Ms. Noreen Griffin, the Company's CEO and Chairman, stated, "On behalf of management, I would like to thank shareholders for their support and confidence in TNI BioTech, Inc. We will continue to focus on enhancing shareholder value through our strategic plan of the manufacturing, marketing and distribution of our immunotherapies for the treatment of cancer, HIV/AIDS and autoimmune diseases in emerging and developing nations."

Ms. Griffin announced that in addition to the election of four new members to the Company's Board of Directors, the Company is in the process of appointing a search committee to find a new CEO and COO for the Company. Ms. Griffin stated, "Mr. Pearce and I will continue to be involved in the company but feel the role of CEO and COO could be better served by an individual with an extensive background in manufacturing, marketing and distribution in the pharmaceutical industry in emerging and developing nations."

The transcript of the Company's 2014 shareholder meeting will be available online for a limited time at: www.tnibiotech.com.

CYTOCOM INC. SPIN OUT

We have received numerous calls concerning the Cytocom Inc. dividend and below is additional information for shareholders.

Our shareholders will receive one common share of Cytocom Inc. for every one share of Company common stock held by such shareholders as of 5:00 p.m., Eastern Time, on September 30, 2014, which is the "record date" for the distribution.

However, to the extent that a shareholder of the Company sells a portion or all of that stockholder's shares of our common stock prior to the record date, such stockholder also will be pro-rata selling the right to receive common shares of Cytocom Inc. through the distribution.

To receive the Cytocom Inc. share dividend, all shareholders must surrender all existing share certificates to the Company's transfer agent. Shares in Street Name will need to be in the name of the shareholder when presented to the transfer agent for the dividend.

There is no electronic transfer so shareholders must obtain Company certificates in their name from their broker and present them to our transfer agent, Guardian Register & Transfer Inc.: 7951 South West 6th Street, Suite 216 Plantation, FL 33324, Tel: (954) 915-0105, Email: clientservices@guardiantransfer.net.

The below link will provide a sample letter to brokers that can be sent to your broker to convert your shares back into certificate form: http://www.tnibiotech.com/investor-relations/letter-of-instruction-to-broker

When shareholders present their Company share certificates to our transfer agent, our transfer agent will then send to each such shareholder proof of Cytocom Inc. common stock ownership, as of the record date. Cytocom Inc. shares will be kept in book entry until a Registration Statement on Form S-1 is declared effective by the Securities and Exchange Commission unless a shareholder requests differently. Once the transfer agent books the ownership of Cytocom Inc. common stock, as of September 30, 2014, the Company share certificates will be returned to the shareholder.

If you have any questions please do not hesitate to get in touch with either our transfer agent at elson@guardiantransfer.net or Kirsten Bartholomew at Kirsten.Bartholomew@tnibiotech.com.

About the Company

The Company is a biotechnology company working to combat chronic, life-threatening diseases through the activation and modulation of the body's immune system using our patented immunotherapy. Our products and immunotherapy technologies are designed to harness the power of the immune system to improve the treatment of cancer, infections such as HIV/AIDS, chronic inflammatory diseases, and autoimmune diseases.

Our proprietary technology, therapies and patents include the treatment of a wide range of cancers. Our most advanced clinical programs involve immunotherapy with met-enkephalin ("MENK") (sometimes referred to as opioid growth factor) and our Low Dose Naltrexone product ("LDN") or Lodonal™, which have been shown to stimulate the immune system even in patients with advanced cancer.

Even though Management considers any condition that results in altered-immune response a target for investigation, the Company will most likely pursue additional investigations for MENK and LDN as valuable candidates in the treatment of autoimmune states such as rheumatoid arthritis and multiple sclerosis; as an adjunct in cancer patients undergoing chemotherapy, radiation treatments or surgery; and as a complement to antibiotics in the treatment of a variety of infectious diseases, including patients with HIV/AIDS, in combination with retroviral drug therapy.

About Airmed Biopharma Limited

Airmed Biopharma Limited, a wholly owned Irish company, is the pharmaceutical sales division of the Company. Airmed Biopharma Limited is responsible for servicing sales orders for Lodonal™ where the Company has received sales approval in Latin America and Africa.

About Cytocom Inc.

Cytocom Inc. is a biotechnology company that will initially focus on developing LDN (Lodonal™) and MENK in the investigation of unmet medical needs in the areas of oncological and inflammatory diseases.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release and the statements of representatives and partners of the Company and its subsidiaries (collectively, "TNI BioTech") related thereto include various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent TNI BioTech's expectations or beliefs concerning future events. Statements containing expressions such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" used in TNI BioTech's press releases and in TNI BioTech's filings with the Securities and Exchange Commission as well as Disclosure Statements and Reports filed with the Over The Counter Markets through the OTC Disclosure and News Service are intended to identify forward-looking statements. All forward-looking statements involve assumptions and significant risks and uncertainties. Readers are cautioned that certain important factors may affect TNI BioTech's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release, and thus readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. Actual results may differ significantly from those set forth in the forward-looking statements. TNI BioTech undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

For further information, please see http://www.tnibiotech.com.

Contact: Dennis S. Dobson, 203-258-0159

SOURCE TNI BioTech, Inc.

Source: PR Newswire (September 9, 2014 - 6:15 AM EDT)

News by QuoteMedia